P2206004

新鴻基地產(銷售及租賃)代理有限公司
Sun Hung Kai Real Estate (Sales and Leasing) Agency Limited

Our Ref.: IP/RF/WNL/SY/cw/0655-22
In reply ☞ Please quote our reference number on the letter and envelope.

Company Licence No.: C-073185
Date : 18 May 2022

Chiu & Lee Partners Construction Company Limited
Unit No. 20 on 26/F.,
New Tech Plaza,
34 Tai Yau Street,
San Po Kong, Kowloon

Dear Sirs,

Re: Tenancy Renewal – Unit No. 20 on 26/F.,
New Tech Plaza, 34 Tai Yau Street, San Po Kong, Kowloon

Further to our recent discussion regarding the captioned, we hereby confirm the Landlord's offer to renew the said tenancy on the broad terms and conditions as follows:-

1.	Landlord	:	Appleland Investments Limited;
2.	Landlord's Agent	:	Sun Hung Kai Real Estate (Sales and Leasing) Agency Limited 6/F., Sun Hung Kai Centre 30 Harbour Road, Wanchai, Hong Kong;
3.	Tenant	:	Chiu & Lee Partners Construction Company Limited ;
4.	Lease Term	:	~~TWO (2)~~ ONE (1) years commencing from 22 June 2022 to 21 June ~~2024~~ 3;
5.	Monthly Rent	:	HK$22,160.00 per calendar month payable in advance on the 1st day of each calendar month (exclusive of management charges, air-conditioning charges, rates and government rent and other outgoings, which are payable by the Tenant);
6.	Management Fee	:	Currently at HK$2,732.00 per month and subject to revision;
7.	Air-conditioning charge	:	Currently at HK$1,421.00 per month and subject to revision;
8.	Rates	:	Currently at HK$2,925.00 per quarter and subject to revision;
9.	Government Rent	:	Currently at HK$1,755.00 per quarter and subject to Revision;
10.	Usage	:	For Office use only;

香港港灣道30號新鴻基中心45樓 45/F., SUN HUNG KAI CENTRE, 30 HARBOUR ROAD, HONG KONG.
電話 TEL: 852-2827 8111 傳真 FAX: 852-2827 2862 電郵 E-MAIL: shkp@shkp.com 網頁 WEBSITE: www.shkp.com

IA210/20,000/P/3-22/MK

Our Ref.: IP/RF/WHL/SY/cw/0655-22
In reply ☞ Please quote our reference number on the letter and envelope.

11. Deposit on Tenancy Agreement : **HK$78,939.00** being three months' rental, management charges and air-conditioning charges. A sum of **HK$70,629.00** of the previous deposit shall be transferred and applied towards payment of the deposit payable by the tenant hereunder and an additional deposit of **HK$8,310.00** is payable by the Tenant upon signing of this letter;

12. Legal Costs and Stamp Duty : Each party shall bear its own legal costs, but the stamp duty herein shall be shared equally between the parties. In addition, the Tenant shall pay to the Landlord a sum of **HK$500.00** as disbursements on the formal Tenancy Agreement.

13. Early Termination on Redevelopment Etc. : If the Landlord shall at any time during the said term enter into a contract for the sale of the said premises or the said building or any part thereof or shall resolve to demolish, rebuild or refurbish the said premises or the said building or any part thereof, the Landlord shall be entitled to terminate the tenancy created hereunder by giving not less than [6] six months' notice in writing at any time. The Tenant shall not be entitled to any compensation or claim against the Landlord in such event. For the purpose of this clause, a copy of the Resolution of the Landlord's Board of Directors or a copy of the sale contract certified by its Secretary or one of its directors or by a solicitor to be true and correct copy shall be conclusive evidence of the Landlord's entitlement to exercise its rights under this clause.

14. Other Conditions :

(1) If the Tenant fails to execute the formal tenancy agreement on or before **31 May 2022**, this offer shall automatically be cancelled and the deposit shall be forfeited to the Landlord as and for liquidated damages and not as penalty but without prejudice to the right of the Landlord to claim from tenant and further damages it may suffer over and above the said deposit and you are required to deliver up vacant possession the said premises at the expiration of your existing Tenant Agreement.

(2) (a) Save as provided in sub-clause (b) below, the Landlord and the Tenant do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap.623) (the "Rights of Third Parties Ordinance").

(b) Subject to the provisions contained in this Clause, each of the following third parties (each being a "Designated Third Party") shall have the benefit of and

Our Ref.: IP/RF/WHL/SY/cw/0655-22
In reply ☞ Please quote our reference number on the letter and envelope.

may enforce this Agreement pursuant to the Rights of Third Parties Ordinance:-

(i) the manager of the said building; and
(ii) the Landlord's successor(s) in title and assign(s).

(c) This Agreement may be varied from time to time or (where such right of rescission exists) rescinded without the consent of any Designated Third Party or any other person who is not a party to this Agreement and section 6(1) of the Rights of Third Parties Ordinance shall not apply to this Agreement.

We would be grateful if you signify your acceptance of the above terms by signing and returning the duplicate copy of this letter together with a copy of updated BR and a cheque payable to **"Sun Hung Kai Real Estate Agency Ltd"** for the amount of **HK$17,546.90** being the additional deposit, half share of Stamp duty and Disbursements **on or before 23 May 2022**, otherwise the above offer shall automatically be withdrawn. If you have any queries, please contact our **Ms. Phoebe Wa at 3766 5996** or **Mr. Steven Yiu at 3766 3003**.

Yours faithfully,
For and on behalf of
Sun Hung Kai Real Estate
(Sales and Leasing) Agency Limited

Raymond Fok
Director

Confirmed & accepted by: -

Date

香港港灣道30號新鴻基中心45樓 45/F., SUN HUNG KAI CENTRE, 30 HARBOUR ROAD, HONG KONG.
電話 TEL: 852-2827 8111 傳真 FAX: 852-2827 2862 電郵 E-MAIL: shkp@shkp.com 網頁 WEBSITE: www.shkp.com

IA210/20,000/P/3-22/MK

新鴻基地產(銷售及租賃)代理有限公司
Sun Hung Kai Real Estate (Sales and Leasing) Agency Limited

Our Ref.: IP/RF/WHL/SY/cw/0655-22
In reply ☞ Please quote our reference number on the letter and envelope.

Re: Tenancy Renewal – Unit No. 20 on 26/F.,
New Tech Plaza, 34 Tai Yau Street, San Po Kong, Kowloon.

(A)	**Deposit of New Tenancy Agreement**		
	3 months' Rent (HK$22,160.00/mth)	HK$66,480.00	
	3 months' Management Fee (HK$2,732.00/mth)	HK$8,196.00	
	3 months' Air conditioning Charge (HK$1,421.00/mth)	HK$4,263.00	
	Less : Deposit of Existing Tenancy Agreement	(HK$70,629.00)	HK$8,310.00
(B)	**Payment in advance**		
	- Rental (22/6/2022 – 30/6/2022)	HK$6,648.00	
	- Management Fee (22/6/2022 – 30/6/2022)	HK$819.60	
	- Air conditioning Charge (22/6/2022 – 30/6/2022)	HK$426.30	
	- Rates (22/6/2022 – 30/6/2022)	HK$292.50	
	- Government Rent (22/6/2022 – 30/6/2022)	HK$175.50	
	Less: Rates Concession (22/6/2022 – 30/6/2022)	(HK$292.50)	HK$8,069.40
(C)	**Half Share of Stamp duty**		HK$667.50
(D)	**Disbursements**		HK$500.00
Payments payable to "Sun Hung Kai Real Estate Agency Ltd" :			**HK$17,546.90**

香港港灣道30號新鴻基中心45樓 45/F., SUN HUNG KAI CENTRE, 30 HARBOUR ROAD, HONG KONG.
電話 TEL: 852-2827 8111 傳真 FAX: 852-2827 2862 電郵 E-MAIL: shkp@shkp.com 網頁 WEBSITE: www.shkp.com

IA210/20,000/P/3-22/MK